Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The annual report of the Company for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ R. Dennis Hennett R. Dennis Hennett President and Chief Executive Officer March 25, 2004

By: /s/ Richard Medlock, Jr. Richard Medlock, Jr. Sr. Vice President and Chief Financial Officer March 25, 2004